EXHIBIT 23.1

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


TO: Telkonet, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Telkonet, Inc. for the year ended December 31, 2001 of our report dated February 14, 2002 and contained in the Registration Statement No. 333-86412 of Telkonet, Inc. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of Telkonet, Inc. for the year ended December 31, 2001.


                                    /s/ Russell Bedford Stefanou Mirchandani LLP
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                                        Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
March 27, 2003